SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2004

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

As described in Item 2.01 below, in connection with the completion of the acquisition of The First Years Inc. ("TFY"), on September 15, 2004, RC2 Corporation (the "Company") and certain of its wholly owned subsidiaries entered into an Amended and Restated Credit Agreement, dated as of September 15, 2004 (the "Credit Agreement"), with Harris Trust and Savings Bank, as lender and agent, and the other lenders named therein. This new credit facility replaces the Company's March 4, 2003 credit facility.

The new credit facility is for $185.0 million and consists of an $85 million term loan and a $100 million revolving line of credit, with each maturing four years from the date of the Credit Agreement. Forty million dollars of the term loan has a fixed interest rate through the first three years of the agreement. The remaining term loan and the revolving line of credit bear interest, at the Company’s option, at a base rate or at a LIBOR rate plus an applicable margin. The applicable margin is based on the Company’s ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization (EBITDA) and varies between 1.00% and 1.75%. At September 15, 2004, the margin in effect was 1.75% for LIBOR loans. As a condition to the credit facility, the Company is required to pay a commitment fee of 0.30% to 0.45% per annum on the average daily unused portion of the revolving line of credit. Under the terms of the credit facility, the Company will be required to comply with certain financial and non-financial covenants. Among other restrictions, the Company will be restricted in its ability to pay dividends, incur additional debt and make acquisitions above certain amounts. The key financial covenants include minimum EBITDA and interest coverage and leverage ratios.

On September 15, 2004, the Company borrowed approximately $155.0 million pursuant to the Credit Agreement to fund the acquisition of TFY.

The Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets

On September 15, 2004, the Company acquired TFY for approximately $156.1 million.  This amount excludes certain costs, such as transaction fees and expenses.  TFY, based in Avon, Massachusetts, is an international developer and

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marketer of infant and toddler care and play products sold under The First Years® brand name and under various licenses, including Winnie the Pooh. TFY's products are sold at toy, mass merchandising, drug and grocery chains, and at specialty retailers.

In connection with the acquisition of TFY, the Company entered into the Credit Agreement as described in Item 1.01 above.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 15, 2004, the Company became obligated on a direct financial obligation pursuant to the Credit Agreement, as described in Item 1.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired

The following financial statements are attached to this report and filed herewith:

 Unaudited Condensed Consolidated Financial Statements of The First Years Inc.

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003

Unaudited Condensed Consolidated Statements of Income for the three months and six months ended June 30, 2004 and 2003

Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2004 and 2003

Notes to Unaudited Condensed Consolidated Financial Statements

Audited consolidated financial statements of The First Years Inc. as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 were included in the Company’s current report on Form 8-K filed on July 12, 2004.

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(b)   Pro Forma Financial Information

The following pro forma financial information is attached to this report and filed herewith:

Unaudited Pro Forma Condensed Combined Statements of Earnings for the year ended December 31, 2003 and the six months ended June 30, 2004

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2004

(c)   Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 - Amended and Restated Credit Agreement, dated as of September 15, 2004, among RC2 Corporation, certain of its subsidiaries, Harris Trust and Savings Bank, as lender and agent, and the other lenders named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION

Date: September 21, 2004	By:	/s/ Jody L. Taylor
Jody L. Taylor, Chief Financial Officer

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THE FIRST YEARS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$25,669,223	$24,730,265
Accounts receivable, net	25,452,409	25,891,057
Inventories	20,564,788	20,298,164
Prepaid expenses and other assets	824,938	801,566
Deferred tax assets	2,157,200	2,157,200
Total current assets	74,668,558	73,878,252

PROPERTY, PLANT, AND EQUIPMENT:
Land	167,266	167,266
Building and improvements	6,798,774	6,798,774
Machinery and molds	10,954,160	10,075,203
Furniture and equipment	9,184,034	8,795,739
Total	27,104,234	25,836,982
Less accumulated depreciation	16,489,664	15,050,479
Property, plant, and equipment - net	10,614,570	10,786,503

TOTAL ASSETS	$85,283,128	$84,664,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$14,066,515	$14,788,716
Accrued royalty expenses	1,200,000	1,431,051
Accrued selling expenses	1,716,452	3,107,430
Total current liabilities	16,982,967	19,327,197

DEFERRED TAX LIABILITY	1,391,900	1,391,900

STOCKHOLDERS’ EQUITY:
Common Stock	1,096,338	1,094,497
Paid-in-capital	11,269,134	11,073,595
Retained earnings	84,943,755	82,091,793
Deferred Compensation	(73,625)	(96,875)
Less treasury stock at cost, 2,614,364 and 2,607,620 shares as of June 30, 2004 and December 31, 2003, respectively	(30,327,341)	(30,217,352)
Total stockholders’ equity	66,908,261	63,945,658

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,283,128	$84,664,755

See accompanying notes to condensed consolidated financial statements.

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THE FIRST YEARS INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

NET SALES	$36,944,732	$33,944,876	$74,077,982	$67,831,580
COST OF PRODUCTS SOLD	23,370,687	21,844,748	46,988,427	43,517,698
GROSS PROFIT	13,574,045	12,100,128	27,089,555	24,313,882
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	9,657,747	8,977,173	19,047,398	17,359,010
OPERATING INCOME	3,916,298	3,122,955	8,042,157	6,954,872
MERGER-RELATED COSTS (NOTE 8)	1,151,563	0	1,151,563	0
INTEREST INCOME	44,958	40,860	95,479	93,601
INCOME BEFORE INCOME TAXES	2,809,693	3,163,815	6,986,073	7,048,473
PROVISION FOR INCOME TAXES	1,525,100	1,121,000	3,133,000	2,713,700
NET INCOME	$1,284,593	$2,042,815	$3,853,073	$4,334,773
BASIC EARNINGS PER SHARE	$0.15	$0.25	$0.46	$0.53
DILUTED EARNINGS PER SHARE	$0.15	$0.24	$0.44	$0.52

See accompanying notes to condensed consolidated financial statements.

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THE FIRST YEARS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(Unaudited)

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,853,073	$4,334,773
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	1,439,120	1,410,443
Stock compensation expense	23,250	0
Provision for doubtful accounts	(69,019)	90,649
Increase (decrease) arising from working capital items:
Accounts receivable	507,667	(2,150,719)
Inventories	(266,624)	(1,769,058)
Prepaid expenses and other assets	(23,372)	801,512
Accounts payable and accrued expenses	(714,601)	(5,065,309)
Accrued royalties	(231,051)	(90,073)
Accrued selling expense	(1,390,978)	(1,339,283)

Net cash provided by (used for) operating activities	3,127,465	(3,777,065)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant, and equipment	(1,267,187)	(893,360)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividend	(1,001,112)	(495,070)
Common stock issued under stock option plans	79,792	620,869
Purchase of treasury stock	0	(93,234)

Net cash (used for) provided by financing activities	(921,320)	32,565

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	938,958	(4,637,860)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	24,730,265	21,989,782

CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,669,223	$17,351,922

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Income taxes	$3,703,445	$3,098,627

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
Exercise of stock options through delivery of previously owned shares	$109,989	$0

See accompanying notes to condensed consolidated financial statements.

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THE FIRST YEARS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation - Amounts in the accompanying balance sheet as of December 31, 2003 are condensed from the Company’s audited balance sheet as of that date. All other condensed financial statements are unaudited but, in the opinion of the Company, contain all normal recurring adjustments necessary to present fairly the financial position as of June 30, 2004 and the results of operations and cash flows for the periods ended June 30, 2004 and 2003. Certain reclassifications were made to prior year amounts in order to conform to the current year presentation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the six-month period ended June 30, 2004 are not necessarily indicative of the results to be expected for the full year.

Stock-Based Compensation - Pursuant to Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," the Company applies the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," to its stock options and other stock-based compensation plans.

In accordance with APB No. 25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company’s common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The estimated fair value of each of the Company’s options is calculated using the Binomial option-pricing model.

	Three Months Ended June 30,
	2004	2003

Net income - as reported	$1,284,593	$2,042,815
Add: Stock-based compensation expense included in reported net income, net of tax	7,149	0
Less: Stock-based employee compensation expense determined under fair value based method, net of tax	(146,740)	(483,645)
Net income - pro forma	$1,145,002	$1,559,170

Earnings per share
Basic - as reported	$0.15	$0.25
Basic - pro forma	$0.14	$0.19
Diluted - as reported	$0.15	$0.24
Diluted - pro forma	$0.13	$0.18

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	Six Months Ended June 30,
	2004	2003

Net income - as reported	$3,853,073	$4,334,773
Add: Stock-based compensation expense included in reported net income, net of tax	14,299	0
Less: Stock-based employee compensation expense determined under fair value based method, net of tax	(387,606)	(763,431)
Net income - pro forma	$3,479,766	$3,571,342

Earnings per share
Basic - as reported	$0.46	$0.53
Basic - pro forma	$0.42	$0.43
Diluted - as reported	$0.44	$0.52
Diluted - pro forma	$0.40	$0.43

2. Common Stock - The Company has 50,000,000 authorized shares of $.10 par value common stock with 10,963,383 and 10,944,970 shares issued and 8,349,019 and 8,337,350 shares outstanding as of June 30, 2004 and December 31, 2003, respectively.

   3.  Earnings Per Share - Computation of earnings per share ("EPS") is as follows:

	Three Months Ended June 30,
	2004	2003

Weighted Average Shares Outstanding	8,345,215	8,242,217
Effect of Dilutive Shares	421,701	190,245
Weighted Average Diluted Shares Outstanding	8,766,916	8,432,462
Net Income	$1,284,593	$2,042,815
Basic Earnings Per Share	$0.15	$0.25
Diluted Earnings Per Share	$0.15	$0.24

	Six Months Ended June 30,
	2004	2003

Weighted Average Shares Outstanding	8,341,519	8,230,856
Effect of Dilutive Shares	399,162	143,959
Weighted Average Diluted Shares Outstanding	8,740,681	8,374,815
Net Income	$3,853,073	$4,334,773
Basic Earnings Per Share	$0.46	$0.53
Diluted Earnings Per Share	$0.44	$0.52

All options to purchase shares of common stock for the three months and the six months ended June 30, 2004 were included in the computation of diluted EPS because the exercise prices of those options were less than the average market price of the Company’s common stock. Options to purchase 576,389 shares of common stock for the three months ended June 30, 2003 and options to purchase 698,941 shares of common stock for the six months ended June 30, 2003 were not included in the computation of diluted EPS because the exercise prices of those options were greater than the average market price of the Company’s common stock.

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4. Derivative Instruments - From time to time, the Company uses derivative financial instruments in the form of foreign currency forward exchange contracts to manage foreign currency risks on future cash flows emanating from sales denominated in foreign currencies and the receipt of cash from such transactions. It is the Company’s policy to execute such instruments with creditworthy banks and not to enter into derivative financial instruments for speculative purposes.

Currency contracts are designated as, and are highly effective as, hedges of anticipated sales in specific currencies. Prior to an anticipated transaction closing, the gain or loss on the forward exchange contract is accumulated in other comprehensive income, and reclassified against revenue when the hedged transaction is recorded. Subsequent changes in the value of the contract are recorded iin the income statement, generally as an offset to gains or losses on the receivables generated by sales transactions.

During the six months ended June 30, 2004, the Company did not enter into any forward exchange currency contracts and therefore did not reclassify any amount into results of operations.

5. Comprehensive Income - Comprehensive income for the three and six months ended June 30, 2004 and 2003 is as follows:

	Three Months Ended June 30,
	2004	2003

Net Income	$1,284,593	$2,042,815
Other comprehensive loss, net of tax:
Net change in fair value of cash flow hedges	0	(159,461)
Amounts reclassified into results of operations	0	49,097
Comprehensive Income	$1,284,593	$1,932,451

	Six Months Ended June 30,
	2004	2003

Net Income	$3,853,073	$4,334,773
Other comprehensive loss, net of tax:
Net change in fair value of cash flow hedges	0	(278,157)
Amounts reclassified into results of operations	0	88,131
Comprehensive Income	$3,853,073	$4,144,747

6. Borrowings & Line of Credit - During the first six months of 2004 and 2003, the Company did not borrow against its $10,000,000 unsecured line of credit established with a bank.

7. Concentrations & Export Sales - The Company derives sales from products carrying The First Years brand as well as products sold under licensing agreements. During the first six months of 2004 and 2003, net sales of The First Years brand products were approximately $53,137,000 and $46,648,000, respectively, while net sales derived from license and specialty products amounted to approximately $20,941,000 and $21,184,000 in the first six months of 2004 and 2003, respectively. Net export sales, primarily to Europe, Canada, South America, and the Pacific Rim, were approximately $11,124,000 and $9,803,000 during the first six months of 2004 and 2003, respectively.

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8. Pending Merger - On June 4, 2004, the Company, RC2 Corporation, and RBVD Acquisition Corp., a wholly-owned subsidiary of RC2 Corporation ("RBVD"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of RBVD with and into the Company, with the Company being the surviving corporation (the "Merger"). Under the Merger Agreement, upon consummation of the Merger, each share of the Company’s common stock outstanding immediately prior to the effective time of the Merger will be converted automatically into the right to receive $18.60 in cash, without interest. The Merger is subject to approval by the Company’s shareholders and other certain closing conditions. A meeting date of September 14, 2004, has been established for a meeting of the Company’s shareholders to vote upon the Merger Agreement, and the Merger is expected to close in the third quarter of 2004. There can be no assurance, however, that the Merger will be consummated in a timely manner or at all, due to the failure of the Company’s shareholders to approve the Merger Agreement, the failure of the parties to satisfy the other closing conditions, or other factors. In connection with the Merger, in the second quarter of 2004 the Company incurred $1.2 million of non-operating costs, principally legal fees, associated with the negotiation and execution of the Merger Agreement and the preparation of proxy and other merger-related materials. These costs are not expected to be tax deductible, and, as a result have caused a significant increase in the tax rate from 35% and 39% for the three and six month periods ended June 30, 2003 to 54% and 45% for the three and six month periods ended June 30, 2004.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 4, 2003, with an effective date of February 28, 2003, the Company acquired Learning Curve International, Inc. (Learning Curve) and certain of its affiliates (collectively, LCI) for approximately $104.4 million in cash (excluding transaction expenses) and 666,666 shares of the Company’s common stock. Additional consideration of up to $6.5 million was contingent upon LCI product lines reaching certain sales targets in 2003, but this contingent consideration was not earned because the targets were not met. LCI develops and markets a variety of high-quality, award winning traditional children’s toys for every stage of childhood from birth through age eight.

On September 15, 2004, the Company acquired TFY for approximately $156.1 million. This amount excludes certain costs, such as transaction fees and expenses. TFY, based in Avon, Massachusetts, is an international developer and marketer of infant and toddler care and play products sold under The First Years® brand name and under various licenses, including Winnie the Pooh. TFY's products are sold at toy, mass merchandising, drug and grocery chains, and at specialty retailers.

The Unaudited Pro Forma Condensed Combined Statement of Earnings of RC2 Corporation and subsidiaries (RC2) for the year ended December 31, 2003 presents the pro forma combined results of RC2 assuming the acquisitions of TFY and LCI were completed as of January 1, 2003. The Unaudited Pro Forma Condensed Combined Statement of Earnings of RC2 for the six months ended June 30, 2004 presents the pro forma combined results of RC2 assuming the acquisition of TFY (LCI was acquired effective February 28, 2003 and is therefore already included in RC2’s results for the six months ended June 30, 2004) was completed as of January 1, 2003. All material adjustments required to give effect to the acquisitions are set forth in the applicable "Pro Forma Adjustments" column.

The Unaudited Pro Forma Condensed Combined Balance Sheet of RC2 as of June 30, 2004 presents the pro forma combined financial position of RC2 assuming the acquisition of TFY occurred on June 30, 2004. All material adjustments to give effect to the acquisition are set forth in the "Pro Forma Adjustments" columns.

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In connection with the completion of the acquisition of TFY, on September 15, 2004, the Company and certain of its wholly owned subsidiaries entered into an Amended and Restated Credit Agreement, dated as of September 15, 2004 (the "Credit Agreement"), with Harris Trust and Savings Bank, as lender and agent, and the other lenders named therein. This new credit facility replaces the Company's March 4, 2003 credit facility.

The new credit facility is for $185.0 million and consists of an $85.0 million term loan and a $100.0 million revolving line of credit, with each maturing four years from the date of the Credit Agreement. Forty million dollars of the term loan has a fixed interest rate through the first three years of the agreement. The remaining term loan and the revolving line of credit bear interest, at the Company’s option, at a base rate or at a LIBOR rate plus an applicable margin. The applicable margin is based on the Company’s ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization (EBITDA) and varies between 1.00% and 1.75%. At September 15, 2004, the margin in effect was 1.75% for LIBOR loans. As a condition to the credit facility, the Company is required to pay a commitment fee of 0.30% and 0.45% per annum on the average daily unused portion of the revolving line of credit. Under the terms of the credit facility, the Company will be required to comply with certain financial and non-financial covenants. Among other restrictions, the Company will be restricted in its ability to pay dividends, incur additional debt and make acquisitions above certain amounts. The key financial covenants include minimum EBITDA and interest coverage and leverage ratios.

On September 15, 2004, the Company borrowed approximately $155.0 million pursuant to the Credit Agreement to fund the acquisition of TFY.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes contained in RC2’s Annual Report on Form 10-K for the year ended December 31, 2003 and RC2’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The Unaudited Pro Forma Condensed Combined Financial Information is presented for illustrative purposes only, is not necessarily indicative of the results RC2 would have achieved had these transactions been completed on the dates indicated, does not include any cost savings that may be realized from the TFY acquisition, nor is it necessarily indicative of results RC2 may expect in the future.

RC2 accounted for the LCI acquisition, and will account for the TFY acquisition, as purchases, applying the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations."

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PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2003
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical RC2	Historical LCI	Reclassification Adjustments for LCI Acquisition		Proforma Adjustments for LCI Acquisition		Pro Forma for LCI Acquisition	Historical TFY	Reclassification Adjustments for TFY Acquisition		Pro Forma Adjustments for TFY Acquisition		Pro Forma for LCI and TFY Acquisitions

Net Sales	$310,946	$16,527	$-		$-		$327,473	$135,614	$-		$-		$463,087
Cost of sales, related party	8,256	-	-		-		8,256	-	-		-		8,256
Cost of sales	140,652	8,862	(1,507)	(1)	2,313	(2)	150,320	85,448	(11,213)	(7)	-		224,555

Gross profit	162,038	7,665	1,507		(2,313)		168,897	50,166	11,213		-		230,276
Selling, general and administrative expenses	104,794	9,061	1,507	(1)	222	(3)	115,584	35,224	11,814	(7)	-		162,622
Amortization of intangible assets	30	-	-		-		30	-	-		375	(8)	405

Operating income (loss)	57,214	(1,396)	-		(2,535)		53,283	14,942	(601)		(375)		67,249
Interest expense (income), net	3,477	326	-		183	(4)	3,986	(207)	-		5,889	(9)	9,668
Other income	(145)	-	-		-		(145)	-	(601)	(7)	-		(746)

Income (loss) before income taxes	53,882	(1,722)	-		(2,718)		49,442	15,149	-		(6,264)		58,327
Income tax expense (benefit)	15,465	(660)	-		(1,028)	(5)	13,777	5,367	-		(2,286)	(10)	16,858

Net income (loss)	$38,417	$(1,062)	$-		$(1,690)		$35,665	$9,782	$-		$(3,978)		$41,469

Net income per share:
Basic	$2.25						$2.08						$2.41
Diluted	$2.12						$1.96						$2.28

Weighted average shares outstanding:
Basic	17,060				115	(6)	17,175						17,175
Diluted	18,105				115	(6)	18,220						18,220

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LCI Adjustments:

(1)	To present comparable financial statements, a reclassification was required to LCI’s historical statement of earnings to conform to RC2’s accounting policies and presentation. Royalty expenses were reclassified from cost of sales to selling, general and administrative expenses, where they are classified under RC2’s accounting policies and presentations.

(2)	Represents the pro forma increase of $2,341 thousand in cost of sales as a result of conforming inventory costing methods of LCI to RC2’s method and the pro forma decrease of $28 thousand in cost of sales primarily as a result of adjusting the estimated useful lives of certain tooling items.

(3)	Represents the pro forma increase of $215 thousand in display marketing expense as a result of conforming display inventory costing methods of LCI to RC2’s method and the pro forma increase of $7 thousand in depreciation expense primarily as a result of adjusting the estimated useful life of certain fixed assets.

(4)	Represents the increase in interest expense resulting from the increase in debt required to fund the acquisition, summarized as follows:

Debt incurred by RC2 to fund the acquisition	$110,000
Interest at an assumed effective rate of 2.4%		$446
Amortization of incremental debt issuance costs		50
Commitment fee on unused line of credit		13
Reduction in interest expense due to repayment of LCI debt		(326)

		$183

The effective interest rate for the pro forma adjustment of 2.4% was based upon rates that werre expected to be available to RC2 at the date of acquisition. A change in the interest rate of 1/8 percentage point would have had the effect of changing annual interest expense by approximately $140 thousand before tax.

For this calculation, it assumed that all other outstanding debt for RC2 remained. It also assumed that all other borrowings and payments that historically occurred throughout 2003 still occurred.

(5)	To record provision for income taxes on the pro forma adjustments at RC2’s effective tax rate at the time of acquisition of 37.8%.

(6)	Represents 666,666 shares of RC2 common stock issued in connection with the acquisition of LCI on February 28, 2003 weighted for two months, as LCI was not included in the Historical RC2 column prior to February 28, 2003.

TFY Adjustments:

(7)	To present comparable financial statements, a reclassification was required to TFY’s historical statement of earnings to conform to RC2’s accounting policies and presentation. Royalty expenses of $5,393 thousand, warehousing and distribution expenses of $3,304 thousand, and freight out expense of $3,117 thousand were reclassified from cost of sales to selling, general and administrative expenses, where they are classified under RC2’s accounting policies and presentation. Foreign exchange gains of $601 thousand were reclassified from cost of sales to other income, where they are classified under RC2’s accounting policies and presentation.

(8)	Represents the pro forma increase in amortization relating to a covenant not to compete entered into with TFY’s CEO.

(9)	Represents the pro forma increase in interest expense resulting from the increase in debt required to fund the acquisition, summarized as follows:

Debt incurred by RC2 to fund the acquisition, net of cash acquired	$150,276
Interest at an assumed effective rate of 3.5%		$5,063
Amortization of incremental debt issuance costs		463
Commitment fee on unused line of credit		156
Reduction of interest income at TFY		207

		$5,889

The effective interest rate for the pro forma adjustment of 3.5% is based upon rates expected to be available to RC2 at the date of acquisition.  The interest expense calculation assumes principal payments were made in accordance with the terms of the Credit Agreement. A change in the interest rate of 1/8 percentage point would have the effect of changing annual interest expense by approximately $181 thousand before tax.

For this calculation, it has been assumed that all other outstanding debt for RC2 remained. It also assumes that all other borrowings and payments that historically occurred throughout 2003 still occurred.

(10)	To record provision for income taxes on the pro forma adjustments at RC2’s effective tax rate for 2003 of 36.5%.

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PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 2004
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical RC2	Historical TFY	Reclassification Adjustments (1)	Pro Forma Adjustments for TFY Acquisition		Pro Forma for TFY Acquisition
Net sales	$130,699	$74,078	$-	$-		$204,777
Cost of sales, related party	2,918	-	-	-		2,918
Cost of sales	60,034	46,989	(5,614)	-		101,409
Gross profit	67,747	27,089	5,614	-		100,450
Selling, general and administrative expenses	52,141	19,047	5,650	-		76,838
Amortization of intangible assets	-	-	-	188	(2)	188
Operating income	15,606	8,042	(36)	(188)		23,424
Merger-related costs	-	1,151	-	(1,151)	(3)	-
Interest expense (income), net	1,454	(95)	-	2,725	(4)	4,084
Other income	(85)	-	(36)	-		(121)
Income before income taxes	14,237	6,986	-	(1,762)		19,461
Income tax expense	5,125	3,133	-	(634)	(5)	7,624
Net income	$9,112	$3,853	$-	$(1,128)		$11,837

Net income per share:
Basic	$0.52					$0.68
Diluted	$0.49					$0.64

Weighted average shares outstanding:
Basic	17,481					17,481
Diluted	18,576					18,576

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(1)	To present comparable financial statements, a reclassification was required to TFY’s historical statement of earnings to conform to RC2’s accounting policies and presentation. Royalty expenses of $2,352 thousand, warehousing and distribution expenses of $1,635 thousand, and freight out expense of $1,663 thousand were reclassified from cost of sales to selling, general and administrative expenses, where they are classified under RC2’s accounting policies and presentation. Foreign exchange gains of $36 thousand were reclassified from cost of sales to other income, where they are classified under RC2’s accounting policies and presentation.

(2)	Represents the pro forma increase in amortization relating to a covenant not to compete entered into with TFY’s CEO.

(3)	Represents the pro forma adjustment for merger-related costs.

(4)	Represents the pro forma increase in interest expense resulting from the increase in debt required to fund the acquisition, summarized as follows:

Debt incurred by RC2 to fund the acquisition, net of cash acquired	$150,276
Interest at an assumed effective rate of 3.5%		$2,321
Amortization of incremental debt issuance costs		231
Commitment fee on unused line of credit		78
Reduction of interest income at TFY		95

		$2,725

The effective interest rate assumed in the pro forma adjustment of 3.5% is based upon rates expected to be available to RC2 at the date of acquisition.  The interest expense calculation assumes principal payments were made in accordance with the terms of the Credit Agreement. A change in the interest rate of 1/8 percentage point would have the effect of changing annual interest expense by approximately $160 thousand before tax.

For this calculation, it has been assumed that all other outstanding debt for RC2 remained, except quarterly payments on the term note as required under the credit agreement. It also assumes that all other borrowings and payments that historically occurred throughout the first half of 2004 still occurred.

(5)	To record provision for income taxes on the pro forma adjustments at RC2’s effective tax rate at the time of acquisition of 36.0%.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2004
(IN THOUSANDS)
(UNAUDITED)

	Historical RC2	Historical TFY	Pro Forma Adjustments for TFY Acquisition (1)	Pro Forma for TFY Acquisition
ASSETS:
Current assets:
Cash and cash equivalents	$11,805	$25,669	$(25,669)	$11,805
Accounts receivable, net	50,780	25,452	-	76,232
Inventory, net	48,974	20,565	-	69,539
Other current assets	13,388	2,982	1,977	18,347
Total current assets	124,947	74,668	(23,692)	175,923

Property, plant and equipment	42,165	10,615	-	52,780
Goodwill, net	171,857	-	89,581	261,438
Intangibles, net	44,117	-	18,250	62,367
Other non-current assets	1,199	-	1,850	3,049

Total assets	$384,285	$85,283	$85,989	$555,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,300	$8,746	$-	$29,046
Taxes payable, net	1,899	616	-	2,515
Accrued expenses	30,580	7,621	-	38,201
Current maturities of term loan	17,500	-	15,000	32,500
Other current liabilities	5,648	-	-	5,648
Total current liabilities	75,927	16,983	15,000	107,910

Line of credit	28,750	-	61,597	90,347
Term notes, less current portion	25,000	-	70,000	95,000
Deferred income taxes	6,101	1,392	6,300	13,793
Other long-term liabilities	9,318	-	-	9,318

Total liabilities	145,096	18,375	152,897	316,368

Stockholders’ equity:
Common stock	194	1,096	(1,096)	194
Additional paid-in capital	134,168	11,269	(11,269)	134,168
Accumulated other comprehensive income	3,906	-	-	3,906
Retained earnings	108,615	84,944	(84,944)	108,615
Deferred compensation	-	(74)	74	-
	246,883	97,235	(97,235)	246,883
Treasury stock	(7,694)	(30,327)	30,327	(7,694)
Total stockholders’ equity	239,189	66,908	(66,908)	239,189

Total liabilities and stockholders’ equity	$384,285	$85,283	$85,989	$555,557

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(1)	The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair market values as of June 30, 2004. The payment of the purchase price and related fees was assumed to be financed by a new credit facility. The purchase price was allocated to the net assets of TFY based on their estimated relative fair values, as follows:

Total purchase price, including expenses and net of cash acquired of $25,669		$146,597

Less:
Current assets	$50,976
Property, plant and equipment	10,615
Intangible assets	18,250
Other long-term assets	1,850
Liabilities assumed	(24,675)	57,016

Excess purchase price over net assets, acquired		$89,581

Such allocations of purchase price are subject to final determination based on valuations and other determinations that will be completed as soon as practical but no later than by the end of the third quarter of 2005. RC2 will be performing valuations to determine the fair value of any acquired identifiable assets.  Differences in net assets as of the date of acquisition will result in a different goodwill balance, and to the extent such assets are amortizable, amortization expense will be increased.

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